EXHIBIT 99.1
ADVENTRX ANNOUNCES WITHDRAWAL OF PUBLIC STOCK OFFERING
SAN DIEGO — May 22, 2006 — ADVENTRX Pharmaceuticals, Inc. (Amex: ANX) announced today that due to adverse market conditions it has withdrawn its proposed public offering of 15,495,867 shares of its common stock that it previously announced on May 16, 2006.
“Due to the current market environment and in the interest of achieving the best value for our stockholders, we have decided to withdraw the public offering of common stock recently announced on May 16, 2006,” said Evan M. Levine, ADVENTRX president and CEO. “We have a strong balance sheet and currently plan to initiate two pivotal trials in 2006. There are numerous opportunities for increasing the value of the Company and therefore, at this time, we believe it is in the best interest of our stockholders to withdraw this current public stock offering.”
About ADVENTRX
ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on introducing treatments for cancer and infectious diseases that surpass the performance and safety of existing drugs, by addressing significant problems such as drug metabolism, toxicity, bioavailability and resistance. More information can be found on the Company’s Web site at www.adventrx.com.
Forward-Looking Statement
This press release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding ADVENTRX. Such statements are made based on management’s current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors, including uncertainties inherent in the drug development process, the timing and success of clinical trials, the validity of research results, and the receipt of necessary approvals from the FDA and other regulatory agencies. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements regarding ADVENTRX, see the section titled “Risk Factors” in ADVENTRX’s last annual report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as other reports that ADVENTRX files from time to time with the Securities and Exchange Commission. All forward-looking statements regarding ADVENTRX are qualified in their entirety by this cautionary statement. ADVENTRX undertakes no obligation to release publicly any revisions to forward-looking statements to reflect events or circumstances which occur after the date hereof.
Contact:
ADVENTRX Pharmaceuticals
Andrea Lynn
858-552-0866
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